PROMISSORY NOTE

$50,000.00	Houston, Texas	June 3, 2015

1. FOR VALUE RECEIVED, the undersigned, Harvest Natural Resources, Inc. a Delaware corporation (“Maker”), hereby promises to pay to James A. Edmiston, an individual residing in the state of Texas ( “Payee”), in Houston, Harris County, Texas, at [ADDRESS TO COME], on or before the Maturity Date, in lawful money of the United States of America, the principal amount of FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00), together with interest on the unpaid balance of said principal amount from time to time remaining outstanding, from the date hereof until maturity (howsoever such maturity shall occur), in like money, at a rate per annum equal to the Note Rate.

2. All past due principal of and interest on this Note shall bear interest from the due date thereof (whether by acceleration or otherwise) until paid at a per annum rate equal to the Note Rate plus 2%.

3. All unpaid accrued interest on this Note, and the outstanding unpaid principal balance hereof, shall be immediately due and payable in full upon the maturity of the principal of this Note, whether by acceleration or otherwise.

4. Subject to Section 11 hereof, Maker shall have the right and privilege of prepaying this Note, in whole or in part, at any time or from time to time without premium or penalty or notice to the holder hereof. All amounts prepaid shall be applied first to earned, accrued and unpaid interest and the balance, if any, shall be applied to the payment of the principal installments in inverse order of maturity.

5. The terms set forth below shall have the meanings assigned to such terms as used in this Note:

“Affiliate” means, with respect to any Person, another Person owned, controlled by or under common control with such Person.

“Maturity Date” shall mean the earlier to occur of (a) June 30, 2016, and (b) the date on which all Petroandina Loan Obligations, excluding any contingent reimbursement obligations, are paid in full.

“Note Rate” shall mean a per annum rate of interest (computed on the basis of the actual number of days elapsed (including the first but excluding the last day) over a year of 365 or 366 days, as the case may be) equal to eleven percent (11%).

“Person” means a person (including an individual), firm, corporation, partnership (limited or general), limited liability company, trust or other entity of any kind.

“Petroandina Loan Agreement” means that certain Loan Agreement, dated as of September 11, 2014, by and among Maker, HNR Energia B.V. and Petroandina Resources Corporation N.V.

“Petroandina Loan Obligations” means the Loan Obligations (as defined in the Petroandina Loan Agreement).

6. If any one of the following events shall occur and be continuing (an “Event of Default”):

(a) Maker shall fail to pay timely when due, the principal of, or accrued unpaid interest on, this Note or any other of the obligations hereunder; or

(b) Maker shall (i) dissolve or terminate its existence, (ii) discontinue its usual business, (iii) sell all or substantially all of its business or assets, (iv) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or of all or a substantial part of its property, or (v) commence, or file an answer admitting the material allegations of or consenting to, or default in a petition filed against it in, any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking to have an order for relief entered with respect to it under the U.S. federal Bankruptcy Code 11 USC § 101 et. seq., or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or the similar relief with respect to it or its debt; or

(c) A receiver, conservator, liquidator, custodian or trustee of Maker or any of its property is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction; or Maker obtains an order for relief under the U.S. federal Bankruptcy Code 11 USC § 101 et. seq.; or any of the property of Maker is sequestered by court order; or a petition is filed or a proceeding is commenced against Maker under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect;

then, upon the happening of any Event of Default referred to in paragraph (a), Payee, at its option, may declare the unpaid principal portion of this Note to be forthwith due and payable, whereupon the said portion of this Note and all accrued, earned and unpaid interest shall become immediately due and payable by Maker without demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity or any other notice of any kind to Maker, or any other person liable hereon or with respect hereto, all of which are hereby expressly waived by Maker and each other person liable hereon or with respect hereto, anything contained herein or in any other documents or instruments to the contrary notwithstanding; and upon the happening of any Event of Default referred to in paragraphs (b) or (c), the unpaid principal portion of this Note and all other interest on this Note then accrued, earned and unpaid shall become automatically due and payable by Maker without demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity or any other notice of any kind to Maker or any other person liable hereon or with respect hereto, all of which are expressly waived by Maker and each other Person liable hereon or with respect hereto, anything contained herein or in any document or instrument to the contrary notwithstanding. Further, upon any Event of Default, Payee shall have all other rights and remedies as set forth herein and as otherwise provided at law or in equity, all such rights and remedies being cumulative, including, but without limitation, the right, without prior notice to Maker or any other person liable with respect hereto, to set-off and apply any indebtedness at any time owing by Payee to, or for the credit or account of, Maker against any indebtedness owed to Payee by Maker, irrespective of whether or not Payee shall have made demand under this Note or any other instrument securing this Note, and although this Note may not then be matured; provided, that any exercise of said set-off by Payee shall be subsequently followed by notice from Payee to Maker of such right exercised, but the failure to give such notice shall in no manner affect the right of Payee in respect to set-offs and corresponding applications of funds.

7. Maker shall, upon demand by Payee, promptly pay to Payee any and all costs and expenses, including legal expenses, collections costs and attorneys’ fees (whether or not legal proceedings are instituted including, without limitation, legal expenses and reasonable attorneys’ fees in connection with any bankruptcy proceedings), incurred or paid by Payee in protecting or enforcing Payee’s rights hereunder. Without limiting the generality of the foregoing, if this Note is collected by suit or through any bankruptcy court, or any judicial proceeding, or if this Note is not paid at maturity, however such maturity may be brought about, and it is placed in the hands of an attorney for collection (whether or not legal proceedings are instituted), then Maker agrees to pay, in addition to all other amounts owing hereunder, the collection costs and reasonable attorneys’ fees of the holder hereof.

8. The records of Payee shall constitute rebuttably presumptive evidence of the principal and earned, accrued and unpaid interest remaining outstanding on this Note.

9. Maker and all sureties, endorsers and guarantors (if any) of this Note waive demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity and all other notice, filing of suit and diligence in collecting this Note or enforcing any of the security herefor, and agree to any substitution, exchange or release of any such security, the release of any party primarily or secondarily liable hereon and further agree that it will not be necessary for any holder hereof, in order to enforce payment of this Note, to first institute suit or exhaust its remedies against any security herefor, and consent to any one or more extensions or postponements of time of payment of this Note on any terms or any other indulgences with respect hereto, without notice thereof to any of them.

10. This Note shall be governed by and construed in accordance with the internal laws of the State of Texas and applicable federal laws of the United States of America. This Note has been delivered and accepted and is payable at Houston, Harris County, Texas. There are no unwritten or oral agreements between Maker and Payee with respect to the loan evidenced by this Note. Payee has no commitment to make any additional loans or extend financial accommodations to Maker beyond the loan evidenced hereby.

11. Anything contained herein to the contrary notwithstanding, the indebtedness evidenced hereby, and all payments of principal, interest, fees and expenses evidenced hereby, is and shall be subordinate to, and shall be postponed until, the prior final payment in full of all Petroandina Loan Obligations. The subordination effected by this Section 11 is for the benefit of and enforceable by the holders of the Petroandina Loan Obligations, such holders being third party intended beneficiaries hereof. If Maker shall make any payment to Payee on account of this Note, or if Payee receives any such payment made on behalf of Maker by any other Person, in each case prior to the date when the Petroandina Loan Obligations have been finally paid in full, any such payment shall be held by Payee, in trust for the ratable benefit of, and shall be paid and delivered to, immediately and without need for demand by, the holders of the Petroandina Loan Obligations or their representatives under the Petroandina Loan Agreement, ratably as their interests may appear, for application to the payment of all of the Petroandina Loan Obligations remaining unpaid to the extent necessary to pay all of the Petroandina Loan Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of the Loan Obligations. Payee acknowledges and agrees that all payments under this Note are subject to the terms of this Section 11.

EXECUTED AND EFFECTIVE as of the day and year first above written.

MAKER:

HARVEST NATURAL RESOURCES, INC.

	By:	/s/ Stephen C. Haynes

	Name:	Stephen C. Haynes
	Title:	Vice President, Chief Financial Officer and Treasurer

Executed below for the purpose of acknowledgment of and agreement with the terms of Section 11 of this Promissory Note:

PAYEE:

/s/ James A. Edmiston

James A. Edmiston